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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-90384 and 333-119180) of Community Central Bank Corporation on Form S-8 of our Report of Independent Registered Public Accounting Firm, dated March 7, 2007, on the consolidated financial statements incorporated by reference in Community Central Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2006.


/s/ Plante & Moran, PLLC
-------------------------------------
Auburn Hills, Michigan
March 26, 2007


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